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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
FOR
MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Mrs. Fields Famous Brands, LLC (the "Company") and Mrs. Fields Financing Company, Inc. (together with the Company, the "Issuers") made pursuant to the prospectus, dated July     •    , 2004 (the "Prospectus"), if certificates for the outstanding 11 1/2% Senior Secured Notes due 2011 (the "11 1/2% Original Notes") or 9% Senior Secured Notes due 2011 (the "9% Original Notes" and, together with the 11 1/2% Original Notes, the "Original Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Original Notes who have previously validly tendered Original Notes for exchange or who validly tender Original Notes for exchange in accordance with this form may withdraw any Original Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading "The Exchange Offer" for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery to:
The Bank of New York
Exchange Agent

By Registered or Certified Mail, Hand
(before 5:00 p.m. on the Expiration Date) or
Facsimile Transmission (for Eligible
Institutions only):

By Hand Before 5:00 p.m. [to come]	By Registered or Certified Mail: [to come]
By Facsimile Transmission (for Eligible Institutions only): (212) [to come] Confirm by Telephone: (212) [to come]

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of the 11 1/2% Original Notes Tendered:*

* Must be in denominations of a principal amount of $1,000.00 or any integral multiple thereof.
$
Certificate Nos. (if available):	If 11 1/2% Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Total Principal Amount Represented by 11 1/2% Original Notes Certificate(s):
$	Account Number
Principal Amount of the 9% Original Notes Tendered:*
$
Certificate Nos. (if available):	If 9% Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Total Principal Amount Represented by 9% Original Notes Certificate(s):
$	Account Number

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

        Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the "The Exchange Offer — Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:	Authorized Signature:
Address:	Title
Zip Code	Name:	Please Type or Print
Area Code and Telephone No.:	Dated:	, 2004

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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  Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY FOR MRS. FIELDS FAMOUS BRANDS, LLC MRS. FIELDS FINANCING COMPANY, INC.
PLEASE SIGN HERE
GUARANTEE (Not to be used for signature guarantees)